As filed with the Securities and Exchange Commission on May __, 1996.

                           Registration No. 333-_____

                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________
                                    FORM S-4
                         REGISTRATION STATEMENT UNDER THE
                              SECURITIES ACT OF 1933
                               ____________________
                               SHAW INDUSTRIES, INC.
               (Exact name of registrant as specified in its charter)

 Georgia                          2273                           58-1032521
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization     Classification Number)     Identification No.)

                                    P.O. Drawer 2128
                                 616 East Walnut Avenue
                                  Dalton, Georgia 30722
                                    (706) 278-3812

                 (Address, including zip code, and telephone number,
           including area code, of registrant's principal executive offices)
                               BENNIE M. LAUGHTER, Esq.
                     Vice President, Secretary and General Counsel
                                 Shaw Industries, Inc.
                                616 East Walnut Avenue
                                Dalton, Georgia  30722
                                    (706) 278-3812
                  (Name, address, including zip code, and telephone
                    number, including area code, of agent for service)
                               ____________________
                            Copies of Communications to:
                              GABRIEL DUMITRESCU, Esq.
                        Powell, Goldstein, Frazer & Murphy
                                  Sixteenth Floor
                             191 Peachtree Street, N.E.
                               Atlanta, Georgia  30303
                                   (404) 572-6600

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
                                  ____________________
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.       X

                               ____________________
                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------------------
Title of each class of securities            Amount       Proposeds maximum          Proposed maximum          Amount of
                to be                         to be           offering price per    aggregate offering       registration
             registered                    registered              share(1)              price(1)               fee(1)
- -------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value              5,000,000 shares            $13.00              $65,000,000             $22,414
- -------------------------------------------------------------------------------------------------------------------------------
Rights to purchase shares of Series A
  Participating Preferred Stock(2)      5,000,000 rights
- -------------------------------------------------------------------------------------------------------------------------------


     (1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Common Stock on May 17, 1996 as reported by the New York Stock Exchange.
     (2) The Rights, which are attached to the shares of Common Stock being registered, will be issued for no additional consideration; no additional registration fee is required.
                          ____________________
     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             SHAW INDUSTRIES, INC.

          Cross Reference Sheet Pursuant to Item 501(b) of Regulations S-K
                 Between Registration Statement and Form of Prospectus
    Item
    Number               Caption in Form S-4                                        Caption in Prospectus
      1         Forepart of Registration Statement and Outside Front Cover Page of
                Prospectus                                                           Facing Page of Registration Statement; Cross
                                                                                     Reference Sheet; Prospectus Cover Page
      2         Inside Front and Outside Back Cover Pages of Prospectus
                                                                                     Available Information; Incorporation of Certain
                                                                                     Documents by Reference
      3         Risk Factors, Ratios of Earnings to Fixed Charges and Other
                Information                                                          Not Applicable
      4         Terms of the Transaction                                             Not Applicable
      5         Pro Forma Financial Information                                      Not Applicable
      6         Material Contacts with the Company Being Acquired                    Not Applicable
      7         Additional Information Required for Reoffering by Persons and
                Parties Deemed to be Underwriters                                    Not Applicable
      8         Interests of Named Experts and Counsel                               Experts; Legal Matters
      9         Disclosure of Commission Position on Indemnification for
                Securities Liabilities                                               Not Applicable
      10        Information with Respect to S-3 Registrants                          The Company; Incorporation of Certain Documents
                                                                                     by Reference
      11        Incorporation by Certain Information by Reference                    Incorporation of Certain Documents by Reference
      12        Information with Respect to S-2 or S-3 Registrants                   Not Applicable
      13        Incorporation of Certain Information by Reference                    Not Applicable
      14        Information with Respect to Registrants Other Than S-3 or S-2
                Registrants                                                          Not Applicable
      15        Information with Respect to S-3 Companies                            Not Applicable
      16        Information with Respect to S-2 or S-3 Companies                     Not Applicable
      17        Information with Respect to Companies Other Than S-3 or S-2
                Companies                                                            Not Applicable
      18        Information if Proxies, Consents or Authorizations are to be
                Solicited                                                            Not Applicable
      19        Information if Proxies, Consents or Authorizations are not to be
                Solicited, or in an Exchange Offer                                   Not Applicable



P R O S P E C T U S
                                 5,000,000 Shares

                              Shaw Industries, Inc.

                                  Common Stock

                              ____________________


     This Prospectus relates to 5,000,000 shares of common stock, no par value ("Common Stock"), of Shaw Industries, Inc. (the "Company") that may be offered by the Company from time to time in connection with future acquisitions of businesses or assets in the retail and commercial carpet distribution sector of the carpet industry. The consideration to be paid by the Company in such acquisitions will consist of shares of Common Stock, cash, notes or other evidences of indebtedness, assumption of liabilities, or a combination thereof, as determined from time to time through negotiations between the Company and the owners or controlling persons of the businesses or assets to be acquired.

     The terms of each acquisition will be determined by negotiations between the Company's representatives and the owners or controlling persons of the business or assets to be acquired. Factors to be taken into account in acquisitions may include, among others, the quality and reputation of the business to be acquired and its management, the strategic market position of the business to be acquired, its assets, earning power, cash flow and growth potential, and the market value of its common stock when pertinent. It is anticipated that shares of Common Stock issued in any such acquisition will be valued at a price reasonably related to the current market value of the Common Stock, either at the time the terms of the acquisition are tentatively agreed upon, at the time of signing of a definitive agreement, at or about the time of closing, or during the period or periods prior to delivery of the shares.

     The Company does not expect to pay discounts or commissions in connection with the registration and sale of the shares being offered hereby except that finder's  fees  may be  paid  from  time to time  in  connection  with  specific acquisitions. Any person receiving such fees may be deemed to be an "underwriter" under the Securities Act of 1933, as amended (the "Securities Act").

     The Common Stock is listed on the New York Stock Exchange, Inc. and the Pacific Stock Exchange Incorporated. On May 17, 1996, the last reported sale price of the Common Stock of the Company reported on the New York Stock Exchange Composite Tape was $13.00 per share.

                       ____________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
              THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                  ____________________

               The date of this Prospectus is ___________, 1996.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement"), of which this Prospectus forms a part, covering the shares of Common Stock offered hereby. The right to purchase one one-hundredth of a share of the Company's Series A Participating Preferred Stock, $.50 stated value per share (collectively, "Rights"), exercisable under certain circumstances, is attached to each share of Common Stock currently outstanding and each share of Common Stock offered hereby. Any reference hereinafter to Common Stock or Shares shall include the Rights.

     As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission as set forth below. For additional information regarding the Company, the Common Stock and related matters and documents, reference is made to the Registration Statement and exhibits thereto.

     The Company is subject to the informational and reporting requirements of the Exchange Act, and accordingly files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock is listed on the New York Stock Exchange, Inc. ("NYSE") and the Pacific Stock Exchange Incorporated ("PSE"). Reports, proxy statements and other information concerning the Company can be inspected at the NYSE, 20 Broad Street, New York, New York 10005 and the PSE, 301 Pine Street, San Francisco, California 94104.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents are available upon request from Bennie M. Laughter, Esq., Vice President, Secretary and General Counsel, Shaw Industries, Inc., P.O. Drawer 2128, Dalton, Georgia 30722 (telephone: (706) 278-3812). In order to ensure timely delivery of the documents, any request should be made by the fifth business day prior to the date on which the final investment decision must be made with respect to Common Stock offered hereunder by a recipient of the Prospectus.

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

    THE COMPANY

     Shaw Industries, Inc. ("Shaw" or the "Company") is the world's largest carpet manufacturer based on both revenue and volume of production. Shaw designs and manufactures approximately 2,300 styles of tufted and woven carpet for residential and commercial use under the PHILADELPHIA, TRUSTMARK, CABIN CRAFTS, SHAW COMMERCIAL CARPETS, STRATTON, NETWORX, SHAWMARK, EVANS BLACK, SALEM, SUTTON, KOSSET, CROSSLEY, ABINGDON, REDBOOK, MINSTER and INVICTA trade names and under certain private labels. The Company's manufacturing operations are fully integrated from the processing of yarns through the finishing of carpet. The Company's carpet is sold in a broad range of prices, patterns, colors and textures with the majority of its sales in the medium to high retail price range. Shaw sells its products to retailers, distributors and commercial users throughout the United States, Canada, Mexico, Australia and the United Kingdom and, to a lesser degree, exports to additional overseas markets.

     In December 1995, the Company announced a new retail and contract distribution strategy and subsequently executed letters of intent to acquire a company which owns and franchises residential floorcovering centers throughout the United States, as well as several commercial carpet contractors. In February 1996, the Company initiated this new distribution program by completing certain of these transactions. The Company believes that, by combining the resources of the manufacturer and retailer and developing a contract distribution network, it can provide a full range of products and services to more effectively meet the needs of the end-users of both residential and commercial carpet products at significantly improved margins.

     The Company, based upon its international growth which began in 1993 and continued into 1995, is now positioned to supply the Australian, Pacific Rim and European markets with high quality products. For 1995 and 1994, international operations accounted for 12.6 percent and 10.4 percent of the Company's net sales, respectively.

     Substantially all carpet manufactured by the Company is tufted carpet made from nylon, polypropylene yarn and wool. In the tufting process, yarn is inserted by multiple needles into a synthetic backing, forming loops which may be cut or left uncut, depending on the desired texture or construction. According to industry estimates, tufted carpet accounted for over 91.4% of unit volume shipments of carpet manufactured in the United States during 1995. Substantially all carpet manufactured in the United States is made from synthetic fibers, with nylon accounting for 63.6% of the total, polypropylene 28.5%, polyester 7.5% and wool 0.5%. During 1995, the Company processed approximately 95% of its requirements for carpet yarn in its own yarn processing facilities.

     The Company believes that its significant investment in modern, state-of-the-art equipment has been an important factor in achieving and maintaining its leadership position in the marketplace. During the past five fiscal years, the Company has invested approximately $696 million in property additions. The Company continually seeks opportunities for increasing its sales volume and market share. For example, the Company continues to expand its product lines of carpet manufactured from polypropylene fiber, including fibers produced by the Company's own extrusion equipment. The Company also has a manufacturing facility for the production of carpet tiles for the commercial market.

     The overall level of sales in the carpet industry is influenced by a number of factors, including consumer confidence and spending for durable goods, interest rates, turnover in housing, the condition of the residential construction industry and the overall strength of the economy. The Company's international operations are also impacted by the markets in which they operate.

     The marketing of carpet is influenced significantly by current trends in style and fashion, principally color trends. The Company believes it has been a leader in the development of color technology in the carpet industry and that its dyeing facilities are among the most modern and versatile in the industry. The Company maintains an in-house product development department to identify developing color and style trends which are expected to affect its customers' buying decisions. This department is strengthened by the completion of the Company's Research and Development Center. This state-of-the-art complex includes a 75,000 square foot pilot plant featuring sample extrusion, yarn processing, tufting, dyeing, coating and shearing equipment, and three fiber and dye development laboratories.

     The Company's products are marketed domestically by approximately 940 salaried sales personnel in its various marketing divisions directly to retailers and distributors and to large national accounts through the Company's National Accounts Division. The Company's ten (10) regional warehouse facilities and eight (8) redistribution centers, along with its centralized management information system, enable it to provide prompt delivery of its products to both its retail customers and wholesale distributors. The Company's substantial investment in management information systems permits efficient production scheduling and control of inventory levels.

     The Company sells to approximately 41,230 retailers, distributors and national accounts located throughout the United States, Australia, Mexico, the United Kingdom and Canada. Retailers and national accounts, on a combined basis, accounted for approximately 91.8% of the Company's carpet sales for 1995. Shaw also sells to approximately 100 wholesale distributors. Approximately 8.2% of the Company's carpet sales in 1995 were to distributors. Sales of Shaw products in foreign markets, including the sales of foreign subsidiaries, accounted for approximately 12.6% of total sales in 1994. No single customer accounted for more than 2% of the Company's sales during 1995.


                              LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby is being passed upon by Powell, Goldstein, Frazer & Murphy, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303. Mr. Robert R. Harlin, a partner in Powell, Goldstein, Frazer & Murphy, is a director of the Company.

                       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

     (1) Annual Report on Form 10-K for the year ended December 30, 1995 (Commission File No. 1-6853);

     (2) Quarterly Report on Form 10-Q for the quarter ended March 30, 1996 (Commission File No. 1-6853); and

     (3) The description of the Company's Common Stock (including the Rights to purchase Series A Participating Preferred Stock) contained in the Company's Registration Statements filed pursuant to Section 12 of the Exchange Act on Form 8-A, as amended (Commission File No. 1-6853).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in this paragraph.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Bennie M. Laughter, Esq., Vice President, Secretary and General Counsel, Shaw Industries, Inc., P. O. Drawer 2128, Dalton, Georgia 30722 (telephone: (706) 278-3812).

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

     Section  14-2-850  et seq.  of the Georgia  Business  Corporation  Code and
Article VIII of the Amended and Restated Articles of Incorporation of the Registrant set forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liability that they may incur while serving in such capacity. These provisions generally provide that the directors and officers of the Registrant will be indemnified by the Registrant against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant if such director or officer acted in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under these provisions, the Registrant may provide advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Registrant.

     The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

 Item 21.  Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number                              Description

 3(a) Amended and Restated Articles of Incorporation. [Incorporated herein by reference to Exhibit 3(a) to Registrant's Registration Statement on Form S-3 filed with the Commission on December 28, 1993 (File No. 33-51719).]

3(b) By-laws. [Incorporated herein by reference to Exhibit 3(b) to Registrant's Registration Statement on Form S-3 filed with the Commission on December 28, 1993 (File No. 33-51719).]

4(a)            Specimen form of Common Stock Certificate.  [Incorporated herein by reference to Exhibit 2 to Registrant's Registration Statement on
                Form 8-A filed with the Commission on May 12, 1989 (File No.
                1-6853).]

4(b)            Amended and Restated Articles of Incorporation, filed as
            Exhibit 3(a), and By-laws of Registrant, filed as Exhibit 3(b), are incorporated herein by reference.

4(c)         Rights Agreement dated as of April 10, 1989 between Registrant and
                Citizens and Southern Trust Company (Georgia), N.A., as Rights Agent. [Incorporated herein by reference to Exhibit 1 to
             Registrant's Current Report on Form 8-K filed with the Commission on May 5, 1989 (File No. 1-6853).]

5 Opinion of Powell, Goldstein, Frazer & Murphy as to the legality of the securities being registered.

23(a) Consent of Arthur Andersen LLP (see page immediately preceding signature page to this Registration Statement).

23(b)      The consent of Powell, Goldstein, Frazer & Murphy is contained in their opinion filed as Exhibit 5 hereto.

24              Power of Attorney (see signature page to this Registration
                Statement).



Item 22.  Undertakings.

    The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in  periodic  reports  filed by the  Registrant  pursuant  to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 19, 1996 included and incorporated by reference in Shaw Industries, Inc.'s Annual Report on Form 10-K for the year ended December 30, 1995 and to all references to our Firm included in this Registration Statement.




                                                       /s/ ARTHUR ANDERSEN LLP




Atlanta, Georgia
May 16, 1996

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dalton, State of Georgia, on April 24, 1996.

                                                SHAW INDUSTRIES, INC.



                              By:/s/ Robert E. Shaw
                              Robert E. Shaw
                              Chairman of the Board and Chief Executive Officer




                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM C. LUSK, JR. and BENNIE M. LAUGHTER, and each of them as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature             Title                                   Date




/s/ Robert E. Shaw
Robert E. Shaw         Chairman of the Board and
                       Chief Executive Officer
                       (Principal Executive Officer)        April 24, 1996


/s/ J.C. Shaw
J.C. Shaw              Chairman Emeritus and Director       April 24, 1996


/s/ W. Norris Little
W. Norris Little        President, Chief Operating
                        Officer and Director                 April 24, 1996


/s/ William C. Lusk, Jr.
William C. Lusk, Jr.      Senior Vice President,
                          Treasurer and Director
                         (Principal Financial and
                          Accounting Officer)                April 24, 1996


/s/ Kenneth G. Jackson
Kenneth G. Jackson         Vice President and Chief
                           Financial Officer                 April 24, 1996


/s/ Thomas G. Cousins
Thomas G. Cousins          Director                           April 25, 1996


/s/ S. Tucker Grigg
S. Tucker Grigg            Director                           April 25, 1996


/s/ Robert R. Harlin
Robert R. Harlin           Director                           April 25, 1996


/s/ Clifford M. Kirtland, Jr.
Clifford M. Kirtland, Jr.     Director                         April 25, 1996

/s/ J. Hicks Lanier
J. Hicks Lanier             Director                           April 25, 1996


/s/ R. Julian McCamy
R. Julian McCamy            Director                           April 25, 1996

                                 EXHIBIT INDEX



Exhibit
Number              Description


 3(a)         Amended and Restated  Articles of  Incorporation.  [Incorporated
              herein   by   reference   to   Exhibit   3(a)   to   Registrant's
              Registration Statement on Form S-3 filed with the Commission on December 28, 1993 (File No. 33-51719).]


 3(b) By-laws. [Incorporated herein by reference to Exhibit 3(b) to Registrant's Registration Statement on Form S-3 filed with the Commission on December 28, 1993 (File No. 33-51719).]


 4(a)         Specimen  form  of  Common  Stock   Certificate.   [Incorporated
              herein by reference to Exhibit 2 to Registrant's Registration Statement on Form 8-A filed with the Commission on May 12, 1989 (File No. 1-6853).]


 4(b)         Amended  and  Restated  Articles  of  Incorporation,   filed  as
              Exhibit 3(a), and By-laws of Registrant, filed as Exhibit 3(b), are incorporated herein by reference.


 4(c) Rights Agreement dated as of April 10, 1989 between Registrant and Citizens and Southern Trust Company (Georgia), N.A., as Rights Agent. [Incorporated herein by reference to Exhibit 1 to Registrant's Current Report on Form 8-K filed with the Commission on May 5, 1989 (File No. 1-6853).]


 5 Opinion of Powell, Goldstein, Frazer & Murphy as to the legality of the securities being registered.

 23(a) Consent of Arthur Andersen LLP (see page immediately preceding signature page to this Registration Statement).

 23(b) The consent of Powell, Goldstein, Frazer & Murphy is contained in its opinion filed as Exhibit 5 hereto.


 24           Power  of  Attorney  (see  signature  page to this  Registration
              Statement).